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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        IWL COMMUNICATIONS, INCORPORATED


     IWL Communications, Incorporated, a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Amended and Restated Articles of Incorporation of the Corporation which accurately copy the Amended and Restated Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended hereby as hereinafter set forth and which contain no other change in any provision thereof. Each such amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act.

                                   ARTICLE ONE

     The name of the Corporation is IWL Communications, Incorporated.

                                   ARTICLE TWO

     The Articles of Incorporation of the Corporation, as amended, are further amended and restated by these Amended and Restated Articles of Incorporation as follows: (a) current ARTICLE THIRD is amended in its entirety to read as set forth in ARTICLE III of ARTICLE SEVEN below so as to restate the Corporation's purpose; (b) current ARTICLE FOURTH is amended in its entirety to read as set forth in ARTICLE IV of ARTICLE SEVEN below so as to restate the Corporation's authorized shares; (c) current ARTICLE FIFTH is amended in its entirety to read as set forth in ARTICLE V of ARTICLE SEVEN below so as to restate the Corporation's commencement of business requirements; (d) current ARTICLE SIXTH is amended in its entirety to read as set forth in ARTICLE VI of ARTICLE SEVEN below so as to restate the Corporation's denial of cumulative voting; (e) current ARTICLE SEVENTH is amended in its entirety to read as set forth in
ARTICLE VII of ARTICLE SEVEN below so as to deny preemptive rights; (f) current ARTICLE EIGHTH is deleted in its entirety; (g) current ARTICLE NINTH is redesignated as ARTICLE VIII of ARTICLE SEVEN below and is amended in its entirety to restate the name and address of the registered agent and registered office of the Corporation; (h) current ARTICLE TENTH is deleted in its entirety;
(i) current ARTICLE ELEVENTH

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is redesignated as ARTICLE IX of ARTICLE SEVEN below and is amended and restated to set forth the names and addresses of the current directors of the Corporation; (j) a new ARTICLE X is hereby added to read in its entirety as set forth in ARTICLE X of ARTICLE SEVEN below so as to permit the shareholders to act by less than unanimous written consent; (k) a new ARTICLE XI is hereby added to read in its entirety as set forth in ARTICLE XI of ARTICLE SEVEN below so as to set forth provisions concerning indemnification of officers and directors of the Corporation by the Corporation; (l) a new ARTICLE XII is hereby added to read in its entirety as set forth in ARTICLE XII of ARTICLE SEVEN below so as to set forth certain provisions relating to the limitations of the Corporation's directors' liability to the Corporation; (m) a new
ARTICLE XIII is hereby added to read in its entirety as set forth in ARTICLE XIII of ARTICLE SEVEN below so as to set forth certain provisions relating to the limitations of the Corporation's shareholders' liability to the Corporation; and (n) a new ARTICLE XIV is hereby added to read in its entirety as set forth in ARTICLE XIV of ARTICLE SEVEN below so as to set forth provisions concerning requirements of voting by shareholders.

                                  ARTICLE THREE

     These Amended and Restated Articles of Incorporation and each amendment effected hereby was duly adopted by the shareholders of the Corporation on the 28th day of February, 1997.

                                  ARTICLE FOUR

     The number of shares of Common Stock of the Corporation outstanding at the time of such adoption was 2,227,816 and the number of shares entitled to vote on the Amended and Restated Articles was 2,227,816. The number of shares voting for the Amended and Restated Articles was 2,227,816. The number of shares voting against the Amended and Restated Articles was zero. All of the shareholders have signed a written consent to the adoption of such Amended and Restated Articles of Incorporation pursuant to Article 9.10 and any written notice required by Article 9.10 has been given.

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                                  ARTICLE FIVE

     The manner in which the Amended and Restated Articles effects a change in the amount of stated capital, and the amount of stated capital as changed by such Amended and Restated Articles are as follows:

     The stated capital of the Corporation has been decreased by $269,594.84 from $291,873 to $22,278.16.

                                  ARTICLE SIX

     The manner in which any exchange, reclassification, or cancellation of the issued shares provided for in the Amended and Restated Articles shall be effected is as set forth below:

     Each share of common stock, no par value per share, of the Corporation that is issued and outstanding at the time these Amended and Restated
Articles become effective (the "Original Shares") shall automatically and without any further action on the part of the holder thereof be reclassified as one share of common stock, $.01 par value per share, upon these Amended and Restated Articles becoming effective. Each certificate representing Original Shares shall, from and after the time these Amended and Restated Articles become effective, be deemed to represent the number of shares that is indicated on such certificate at a par value of $.01 par value per share; and the Corporation shall issue a certificate or certificates representing such number of shares of common stock, $.01 par value per share, to the holders of the Original Shares (or their transferees) upon the surrender of the certificates representing the Original Shares, PROVIDED, HOWEVER, that the surrender of the certificates representing the Original Shares shall not be necessary to effect such reclassification.



                                   ARTICLE SEVEN

     The Articles of Incorporation of the Corporation and all amendments thereto are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof and as amended as set forth above:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        IWL COMMUNICATIONS, INCORPORATED

                                    ARTICLE I
                                      NAME

     The name of the Corporation is IWL Communications, Incorporated.

                                   ARTICLE II
                                    DURATION

     The period of its duration is perpetual.

                                   ARTICLE III
                                     PURPOSE

     The purposes for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV
                                 CAPITALIZATION

     A. CAPITALIZATION. The aggregate number of shares that the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares, consisting of:

          1. One Hundred Million (100,000,000) shares of Common Stock having a par value of One Cent ($.01) per share; and



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          2.   Ten Million (10,000,000) shares of Preferred Stock having a par value of One Cent ($.01) per share.

     B.   SERIES OF SHARES ESTABLISHED BY BOARD OF DIRECTORS.

     The Preferred Stock may be issued from time to time in one (1) or more series. The Board of Directors is hereby authorized, by filing a statement pursuant to Article 2.13 of the Texas Business Corporation Act, to fix or determine from time to time the designations, preferences, limitations and relative rights including voting rights of the shares of any series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in the articles of incorporation, but subject to and within the limitations set forth in the articles of incorporation. Such authority includes, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then issued. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized, but unissued shares of the class of shares from which such series was established that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C.   COMMON STOCK.

          1. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.

          2. The Common Stock shall be entitled to one (1) vote per share on all matters.

          3. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and conditions set forth in the foregoing Section B of this Article IV, or in any resolution or resolutions providing for the issue of a series of Preferred Stock, and to the extent permitted by the laws of the State of Texas, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

          4. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                                    ARTICLE V
                            COMMENCEMENT OF BUSINESS

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.


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                                   ARTICLE VI
                              NONCUMULATIVE VOTING

     Cumulative voting for the election of directors shall not be permitted.


                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

     No holder of any shares of any class of stock of the Corporation shall, solely as a result of being such holder, have any preemptive or preferential right to receive, purchase or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation,
(b) any obligations or evidences of indebtedness or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any thereof, or (d) any other securities that may be issued or sold by the Corporation other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time. Notwithstanding the above, the Corporation may by contract grant preemptive rights from time to time.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

     The post office address of the present registered office of the Corporation is Richard H. Roberson, and the name of its present registered agent at such address is 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034.


                                   ARTICLE IX
                                    DIRECTORS

     The number of directors which shall constitute the entire board of directors shall not be less than one.

     In accordance with these Amended and Restated Articles of Incorporation and the Bylaws of the Corporation, the number of directors currently constituting the Board of Directors is three, and the name and address of the persons who are presently serving as directors until the next annual meeting of the shareholders or until such persons' successor(s) are elected and qualified are:

          Ignatius W. Leonards          12000 Aerospace Avenue, Suite 200
                                        Houston, Texas  77034

          Byron M. Allen                12000 Aerospace Avenue, Suite 200
                                        Houston, Texas  77034

          Richard H. Roberson           12000 Aerospace Avenue, Suite 200
                                        Houston, Texas  77034



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                                    ARTICLE X
                            ACTION WITHOUT A MEETING

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE XI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the maximum extent permitted by applicable state or federal law as in effect from time to time.

                                   ARTICLE XII
                       LIMITATION OF DIRECTORS' LIABILITY

     A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

          (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

          (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

          (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

          (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                ARTICLE XIII
                      LIMITATION OF SHAREHOLDERS' LIABILITY

     A holder of shares, an owner of any beneficial interest in the shares, or a subscriber for shares whose subscription has been accepted shall be under no obligation to the Corporation or to its obligees with respect to:

          (1) such shares other than the obligation to pay the Corporation the full amount of the consideration fixed in compliance with Article 2.15 of the Texas Business Corporation Act, for which such shares were or are to be issued;

          (2) any contractual obligation of the Corporation on the basis of actual or constructive fraud, or a sham to perpetrate a fraud, unless the obligee demonstrates that the


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     holder, owner, or subscriber caused the Corporation to be used for the purpose of perpetrating, and did perpetrate, an actual fraud on the obligee primarily for the direct personal benefit of the holder, owner, or subscriber; or

          (3) any contractual obligation of the Corporation on the basis of the failure of the Corporation to observe any corporate formality, including, without limitation:

               (a) the failure to comply with any requirement of the Texas Business Corporation Act or the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Corporation;

               (b) the failure to observe any requirement prescribed by the Texas Business Corporation Act or by the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws for acts to be taken by the Corporation, its Board of Directors, or shareholders.

                                   ARTICLE XIV
                               VOTING REQUIREMENTS

     With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. In addition, with respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class is required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of a majority of shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.



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     IN WITNESS WHEREOF, and in accordance with Article 4.07D of the Texas
Business Corporation Act, the undersigned has executed these Amended and Restated Articles of Incorporation as of this 28th day of February, 1997

                                       IWL COMMUNICATIONS, INCORPORATED



                                       By: /s/ Byron M. Allen
                                           -----------------------------------
                                       Name:        Byron M. Allen
                                       Title:       President












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